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                                                                     Exhibit 3.1



                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   LADENBURG THALMANN FINANCIAL SERVICES INC.
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                       PURSUANT TO SECTION 607.1006 OF THE
                    1989 BUSINESS CORPORATION ACT OF FLORIDA
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         The undersigned President and Chief Executive Officer of Ladenburg
Thalmann Financial Services Inc. ("Corporation"), DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is Ladenburg Thalmann Financial Services Inc.

         SECOND: The Articles of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article III in its entirety and by substituting the following new first sentence in lieu thereof:

                           "The aggregate number of shares which the Corporation
                  shall have the authority to issue is two hundred and two million (202,000,000) shares, of which two hundred million (200,000,000) shares shall be "Common Stock," par value $.0001 per share, and of which two million (2,000,000) shares shall be "Preferred Stock," par value $.0001 per share."

         THIRD: The foregoing Amendment to the Articles of Incorporation was duly approved by the Corporation's Board of Directors on January 22, 2002 in accordance with the provisions of Section 607.1003 of the Florida 1989 Business Corporation Act and thereafter was duly adopted by the Corporation's shareholders by a sufficient number of votes cast for the approval of the amendment at a shareholders meeting on November 6, 2002 in accordance with the provisions of Sections 607.1003 and 607.0725 of the Florida 1989 Business Corporation Act.

         IN WITNESS WHEREOF, I have executed this Certificate of Amendment this 6th day of November, 2002.


                                         -------------------------------
                                         Victor M. Rivas
                                         President and Chief Executive Officer